EXHIBIT 23



                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-38623) pertaining to the Health Risk Management, Inc. Non-Incentive Stock Option Plan, the Registration Statement (Form S-8 No. 33-38624) pertaining to the Health Risk Management, Inc. 1990 Stock Option Plan, and the Registration Statements (Form S-8 No. 33-60390 and Form S-8 No. 333-34497) pertaining to the Health Risk Management, Inc. 1992 Long-Term Incentive Plan of our report dated September 23, 1998, with respect to the consolidated financial statements and schedule of Health Risk Management, Inc. included in this Annual Report (Form 10-K) for the year ended June 30, 1998.



Minneapolis, Minnesota
September 23, 1998